Exhibit 1.01
CONFLICT MINERALS REPORT OF KIMBALL ELECTRONICS, INC.
For the reporting period from January 1, 2021 to December 31, 2021
As used herein, the terms “Company,” “Kimball Electronics,” “we,” “us,” or “our,” refer to Kimball Electronics, Inc., the Registrant, and its subsidiaries.
This Conflict Minerals Report (the “Report”) of Kimball Electronics, Inc. has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), for the reporting period from January 1, 2021 to December 31, 2021 (the “Reporting Period”). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.
This Report has not been audited nor is an independent private sector audit required for this Report under the Rule or existing SEC guidance.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products (“Necessary Conflict Minerals”). The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola. The reporting requirements of the Rule apply to us regardless of the geographic origin of our Necessary Conflict Minerals and whether or not such Necessary Conflict Minerals fund Armed Groups (as that term is defined by the Rule).
Company and Responsible Sourcing Overview
Kimball Electronics is a global, multifaceted manufacturing solutions provider. We provide contract electronic manufacturing services and diversified manufacturing services, including engineering and supply chain support, to customers in the automotive, medical, industrial, and public safety end markets. We further offer diversified contract manufacturing services for non-electronic components, medical disposables, precision molded plastics, and production automation, test, and inspection equipment.
We manufacture or contract to manufacture many products that use Necessary Conflict Minerals. We are considered a “downstream” company, as described by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”). We primarily purchase component parts and generally do not purchase raw ore or unrefined Conflict Minerals. We are far removed from the mines, smelters, and refiners in our global supply chain. We source components and materials from suppliers, who source their components and materials from other, sub-tier suppliers. In addition, many of our customers require us to use suppliers they direct when manufacturing their products. We may not have direct contractual relationships with these customer-selected suppliers.
We believe that the smelters and refiners of the Conflict Minerals are best situated to identify the source of Conflict Minerals, and therefore have taken steps to identify the applicable smelters and refiners of Conflict Minerals in our supply chain. In accordance with the OECD Guidance, the internationally recognized framework on which our Company’s Responsible Sourcing Policy is based, we support industry initiatives that audit Conflict Minerals smelters’ and refiners’ due diligence activities. Our Responsible Sourcing Policy is available on our website at: https://www.kimballelectronics.com/supply-chain/responsible-sourcing.
Description of Our Products Covered by this Report
We have determined that we manufacture or contract to manufacture products containing Necessary Conflict Minerals. This Report relates to our products: (i) that contain Necessary Conflict Minerals; (ii) that we manufactured or were contracted to manufacture; and (iii) that we produced during the Reporting Period (the “Covered Products”).
The Covered Products for this report include the following:
•Electronic assemblies
•Medical disposables
•Automation, test, and inspection equipment

The Company’s Reasonable Country of Origin Inquiry Process and Results
As noted above, we determined that certain of our products covered by this Report during the Reporting Period contained Necessary Conflict Minerals. Because of this determination, the Rule requires us to conduct, in good faith, a reasonable country of origin inquiry (“RCOI”) of our Necessary Conflict Minerals. We design the RCOI to determine whether any of the Necessary Conflict Minerals in our Covered Products originated or may have originated in a Covered Country or came from recycled or scrap sources.
If, based on our RCOI, we know, or have reason to believe, that (i) any of our Necessary Conflict Minerals originated in a Covered Country and (ii) such Necessary Conflict Minerals may not be from recycled or scrap sources, the Rule requires that we exercise due diligence on the source and chain of custody of those Necessary Conflict Minerals, in accordance with a nationally or internationally recognized due diligence framework, if such a framework is available for the particular Conflict Mineral. The Rule also describes further actions that we must take based on the results of our due diligence on the source and chain of custody of Conflict Minerals.
For Covered Products, we utilized the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”) to request information from the suppliers we identified in our supply chain assessment about the sources of the Necessary Conflict Minerals in the products they supply to us. After collecting responses to our supplier inquiries, we evaluated the responses for completeness and plausibility, and we engaged in follow-up communications with suppliers as appropriate. Some suppliers provided us with “company-level” CMRT responses that include Conflict Minerals information for all products sold by that supplier to its customers even though we may have purchased only a limited subset of such products from that supplier.
Based on our RCOI described above, we have reason to believe that some of these Conflict Minerals may have originated from the Covered Countries and may not be from recycled or scrap sources.
Our Due Diligence Process
Based on the results of our RCOI, and as required by the Rule, we conducted due diligence on the source and chain of custody of our Necessary Conflict Minerals (“Due Diligence”) to ascertain whether these Conflict Minerals originated in the Covered Countries and finance or otherwise benefited Armed Groups.
Design of Our Due Diligence Framework
As required by the Rule, we designed our Due Diligence to conform, in all material respects, with the due diligence framework set forth in the OECD Guidance as a basis for responsible supply chain management of all minerals and as applicable to downstream companies (as the term is defined in the OECD Guidance). The design of our Due Diligence incorporates the OECD Guidance’s five-step framework:
1.Establish strong company management systems.
2.Identify and assess risk in the supply chain.
3.Design and implement a strategy to respond to identified risks.
4.Carry out independent third-party audits of smelters’/refiners’ due diligence practices by participating in industry-driven initiatives.
5.Report annually on supply chain due diligence.
Due Diligence Activities Performed
For the Reporting Period, as part of our Due Diligence we surveyed approximately 1,836 direct suppliers of components who potentially contributed Necessary Conflict Minerals for the Covered Products, representing 100% of our direct suppliers relevant for Conflict Minerals inquiry for the Reporting Period. We requested that each of them complete the RMI CMRT. As with our RCOI, we used the CMRT responses to collect information regarding the sources of the Necessary Conflict Minerals in the products they supplied to us, including the processing smelters and refiners (“SORs”) and countries and mines of origin of such Conflict Minerals from our direct suppliers and in their supply chains. To the extent possible, we followed up with direct suppliers who did not respond to our survey or who provided incomplete or inconsistent information. For example, we followed up with suppliers surveyed to collect or correct missing and inconsistent information, implausible statements regarding the presence of Conflict Minerals, responses that did not identify SORs, and where the reported sourcing country is not a known reserve for the specified Conflict Mineral. We compared the smelter information provided by our direct suppliers in our supply chain surveys to multiple sources including the CMRT’s Smelter Reference List and the Conformant and Active Smelter & Refiner Lists from RMI. We followed up with direct suppliers who indicate high risk smelters in their supply chain via their CMRT as appropriate to request additional data analysis and verification.

If a supplier did not provide the information requested, we initiated an escalation process. The escalation process included contacting alternate persons at the supplier, enlisting help from our manufacturing locations engaged with the supplier, obtaining assistance from our global sourcing team, and working with our customers to contact the suppliers. Of the suppliers we surveyed, we estimate that 48.8% responded to the survey with reliable responses, representing approximately 80.51% of the total number of unique parts purchased and 50.47% of our global direct materials spend for the Reporting Period.
In addition, Due Diligence that we performed during the Reporting Period included the following:
•Our internal compliance team that conducts Due Diligence reported progress directly to our Chief Legal & Compliance Officer and executive leadership team, as well as to leaders throughout our global procurement, manufacturing, quality, and finance functions.
•We conducted training to educate our compliance team and our other internal teams on the requirements of the Rule.
•We communicated our Responsible Sourcing Policy to our customers and suppliers along with our expectations under that Policy.
•We worked with our suppliers and our customers to seek remedies for non-compliance, identified risks, or inconsistencies in accordance with our Responsible Sourcing Policy.
•We continued to embrace and support industry initiatives that audit Conflict Minerals smelters’ and refiners’ due diligence activities, since we generally do not have direct contractual relationships with the originating mines, or with the smelters or refiners of the Conflict Minerals that our products contain.
•We reported to our Board of Directors the results of our Due Diligence processes and activities.
Our Due Diligence Determination
Based on our Due Diligence, we were unable to determine whether the Necessary Conflict Minerals contained in such products (not including Conflict Minerals that originated from recycled or scrap sources) originated in the Covered Countries, or, if they did originate in the Covered Countries, whether the mining of or trade in such Conflict Minerals directly or indirectly finance or otherwise benefit Armed Groups.
Smelters and Refiners; Countries of Origin of Conflict Minerals
The declarations we received from our suppliers described above include a total of approximately 341 SORs that processed Conflict Minerals used in the production of such suppliers’ products. Among these 341 SORs provided in the declarations, approximately 74.5% either have been certified as conformant with the Responsible Minerals Assurance Program’s (“RMAP”) (formerly known as the Conflict-Free Smelter Program) assessment protocols (“RMAP Conformant”) or have committed to undergo a RMAP audit (“RMAP Active”).

Many of the declarations we receive are company-wide and not product specific, so we believe these declarations may include SORs and countries of origin for Conflict Minerals that are not applicable to the Conflict Minerals used in our products. Due to the many such company-wide declarations and the multiple levels of suppliers in our supply chain, we are unable to determine with certainty at this time which SORs, which facilities, which countries of origin, or which mines or locations of origin listed in the declarations actually provide the specific Conflict Minerals used in our products.

The SORs identified by our suppliers in their declarations, as well as the countries of origin for their Conflict Minerals, are set forth in the Appendix to this Report.
Steps Taken and Being Taken to Mitigate Risk
We have taken or are taking the following steps, among others, to mitigate the risk that our Necessary Conflict Minerals benefit Armed Groups and to improve the results of our due diligence measures:

•We communicate our Responsible Sourcing Policy to our customers and suppliers along with our expectations under that Policy;
•We improve the efficiency and quality of our supplier onboarding, outreach, and education;
•We engage with suppliers to obtain updated, accurate, and complete information about our supply chain;
•We actively support industry initiatives to encourage smelters and refiners to participate in audits of their Conflict Minerals due diligence activities;
•We send requests when appropriate to certain high risk smelters to provide Country of Origin information;
•We reconsider our partnerships with suppliers who do not comply with our Responsible Sourcing Policy;
•We cooperate with industry groups seeking to identify best practices for a good faith RCOI and related due diligence; and
•We encourage suppliers to implement responsible sourcing and effective traceability measures.

Forward-Looking Statements
Certain statements contained in this Report, including those made under the “Steps Taken and Being Taken to Mitigate Risk” section, reflect the Company’s expectations with respect to future performance and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements of the plans and objectives of management for future operations. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Factors that could adversely affect our future performance include (1) those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2021 and other filings with the SEC, (2) the responsible sourcing of conflict minerals in our supply chain by our direct and indirect suppliers, and (3) the effectiveness of traceability systems used by our direct and indirect suppliers to determine the source and chain of custody of conflict minerals contained in our supply chain.

Appendix

Smelters and Refiners

Metal	Name	Country	RMI Smelter Id
Gold	8853 S.p.A.	Italy	CID002763
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Tungsten	ACL Metais Eireli	Brazil	CID002833
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Gold	Alexy Metals	United States Of America	CID003500
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Tin	Alpha	United States Of America	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Tungsten	Artek LLC	Russian Federation	CID003553
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Gold	Chimet S.p.A.	Italy	CID000233
Tungsten	China Molybdenum Co., Ltd.	China	CID002641
Tin	China Tin Group Co., Ltd.	China	CID001070
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Gold	Chugai Mining	Japan	CID000264
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Cobalt	Complexe hydrométallurgique de Guemassa	Morocco	CID003280
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Gold	Dowa	Japan	CID000401
Tin	Dowa	Japan	CID000402
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Cobalt	Freeport Cobalt Oy	Finland	CID003226
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Fujian Xinlu Tungsten	China	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Cobalt	Ganzhou Tengyuan Cobalt New Material Co., Ltd.	China	CID003212
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Geib Refining Corporation	United States Of America	CID002459
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tungsten	GEM Co., Ltd.	China	CID003417
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tungsten	Global Tungsten & Powders Corp.	United States Of America	CID000568
Gold	Gold Coast Refinery	Ghana	CID003186
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States Of America	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Tungsten	KGETS Co., Ltd.	Korea, Republic Of	CID003388
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Tungsten	LLC Volstok	Russian Federation	CID003643
Gold	L'Orfebre S.A.	Andorra	CID002762
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Gold	Marsam Metals	Brazil	CID002606
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Gold	Metallix Refining Inc.	United States Of America	CID003557
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Cobalt	Mine de Bou-Azzer	Morocco	CID003279
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tin	Minsur	Peru	CID001182
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305
Tantalum	NPM Silmet AS	Estonia	CID001200
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Pease & Curren	United States Of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Masbro Alam Stania	Indonesia	CID003380
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	United States Of America	CID003324
Tantalum	QuantumClean	United States Of America	CID001508
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Gold	Royal Canadian Mint	Canada	CID001534
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Tin	Soft Metais Ltda.	Brazil	CID001758
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Gold	Sovereign Metals	India	CID003383
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Super Dragon Technology Co., Ltd.	China	CID001810
Tin	Super Ligas	Brazil	CID002756
Gold	T.C.A S.p.A	Italy	CID002580
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Tantalum	Telex Metals	United States Of America	CID001891
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834
Tin	Thaisarco	Thailand	CID001898
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Tin	Tin Technology & Refining	United States Of America	CID003325
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Cobalt	Umicore Olen	Belgium	CID003228
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Value Trading	Belgium	CID003617
Bold italic indicates RMAP Conformant
Italic indicates RMAP Active

Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Gold	Yamakin Co., Ltd.	Japan	CID002100
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tin	Yunnan Tin Company Limited	China	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224

Bold italic indicates RMAP Conformant
Italic indicates RMAP Active